FILED
AUG 1 4 2007
STATE TREASURER
0100983221

New Jersey Department of State
Division of Commercial Recording
Certificate of Incorporation, Profit
(Title 14A:2-7 New Jersey Business Corporation Act
For Use by Domestic Profit Corporations)

This is to Certify that, there is hereby organized a corporation under and by virtue of the above noted statute of the New Jersey Statutes.

1. Name of Corporation: **BAETA CORP.**
2. The purpose for which this corporation is organized is (are) to engage in any activity within the purposes for which corporations may be organized under N.J.S.A. 14A 1-1 et seq.:

3. Registered Agent: **Alexander Gak**
4. Registered Office: **253 Warren Avenue, Fort Lee NJ 07024**
5. The aggregate number of shares which the corporation shall have authority to issue is

1,000 with no par value

6. If applicable, set forth the designation of each class and series of shares, the number in each, and a statement of the relative rights, preferences and limitations. **N/A**
7. If applicable, set forth a statement of any authority vested in the board to divide the shares into classes or series or both and to determine or change their designation number, relative rights, preferences and limitations. **N/A**
8. The first Board of Directors shall consist of **1** Directors (minimum one).

Name	Street Address	City	State	Zip
Alexander Gak	**253 Warren Avenue**	**Fort Lee**	**NJ**	**07024**

9. Name and Address of Incorporator(s):

Name	Street Address	City	State	Zip
M. Tevlin	**2209 Bath Avenue**	**Brooklyn**	**NY**	**11214**

10. The duration of the corporation is: **Unlimited**
11. Other provisions: **None**

In Witness whereof, each individual incorporator being over eighteen years of age has signed this certificate, or if the Incorporator is a corporation has caused this Certificate to be signed by its duly authorized officers this **14th** day of **August 2007**.

Signature: [signature] Signature: ______________

Signature: ______________ Signature: ______________

S1882957 **J3523922** **0100983221**